EXHIBIT 99

PRESS RELEASE


VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD
FIRST QUARTER EARNINGS

ARLINGTON, Va., TUESDAY, APRIL 14, 2003--Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today announced record first quarter earnings of $2.4 million, an increase of 77.4% over 2002 first quarter earnings of $1.4 million. On a diluted per share basis, first quarter 2003 earnings were $.58 compared to $.36 for the first quarter of 2002, an increase of 61.1%. Return on average assets and return on average equity for the first quarter were 1.41% and 22.04% respectively, as compared to 1.05% and 20.29% for the same period last year.

DETAILED REVIEW OF FINANCIAL PERFORMANCE

Net interest income for the first quarter of $7.2 million was up 34.1%, compared with $5.4 million for the same quarter last year due to continued strong loan growth and an increase in the net interest margin from 4.33% in the first quarter of 2002 to 4.42% for the current three month period. Non-interest income of $1.7 million represented a 37.7% increase over the prior year's first quarter level of $1.3 million, primarily due to a 52.1% increase in fees and net gains on mortgage loans held-for-sale. Non-interest expense of $4.9 million increased 21.0% over the $4.1 million reported for the first quarter of 2002 as a result of higher levels of commissions paid due to loan volume and overhead associated with overall growth and the opening of the Company's thirteenth branch location in May 2002. Overall, while revenue sources continued to increase due to strong balance sheet growth, an increase in the net interest margin, and higher levels of fees and net gains from mortgage lending operations, the Company continued efforts to control its non-interest expenses. As a result, its efficiency ratio improved to 55.0% during the first quarter 2003 as compared to 61.2% for the same period in 2002.

The Company continues to experience strong balance sheet growth with total assets increasing $173.5 million, or 31.7%, from $547.4 million as of March 31, 2002, to $720.9 million at March 31, 2003, and increasing $58.0 million, or 8.8%, from $662.9 million at December 31, 2002. Deposits grew similarly over the same period increasing $161.2 million, or 34.7%, from $464.7 million at March 31, 2002, to $625.9 million at March 31, 2003, and increasing $58.9 million, or 10.4%, from $567.0 million at December 31, 2002. Repurchase agreements, which are provided to a number of demand deposit customers of the Bank, decreased $11.8 million, or 29.1%, from $40.3 million at March 31, 2002, to $28.5 million at March 31, 2003, and decreased by $3.6 million, or 11.1%, from $32.1 million at December 31, 2002. The decline in repurchase agreement balances is due to historically low interest rates paid. Other borrowed funds fell $12.0 million from $12.4 million at March 31, 2002, to $400 thousand at March 31, 2003, as the Company repaid its $12.0 million line-of-credit with a correspondent bank that was used to supplement the Bank's capital position. This repayment of the line-of-credit was made possible through the issuance of $18.0 million in trust preferred securities in the fourth quarter of 2002 and the sale of $7 million of common stock in the third quarter.

Loans, net of allowance for loan losses, increased $126.9 million, or 30.1%, from $421.1 million at March 31, 2002, to $548.0 million at March 31, 2003, and increased $31.1 million, or 6.0%, from $516.9 million at December 31, 2002. The majority of loan growth occurred in non-farm non-residential real estate loans which increased $66.4 million, or 31.9%, from $208.0 million at March 31, 2002, to $274.4 million at March 31, 2003, and increased $8.7 million, or 3.3%, from $265.7 million at December 31, 2002. Real estate construction loans represented the second largest dollar increase rising $28.6 million, or 28.6%, from $99.8 million at March 31, 2002, to $128.4 million at March 31, 2003. For the three months ended March 31, 2003, real estate construction loans grew $17.1 million, or 15.4%, from $111.3 million at December 31, 2002. One-to-four family residential real estate loans increased $18.0 million, or 34.4%, from $52.4 million at March 31, 2002, to $70.4 million at March 31, 2003, and multi-family residential real estate loans rose $3.2 million, or 13.6%, from $22.9 million at March 31, 2002, to $26.1 million at March 31, 2003. For the three months ended March 31, 2003, one-to-four family residential real estate loans grew $3.3 million while multi-family residential real estate loans fell by $3.2 million. Commercial loans also increased, rising $13.3 million, or 35.5%, from $37.6 million at March 31, 2002, to $50.9 million at March 31, 2003, and increasing $6.3 million from $44.6 million at December 31, 2002.

Loans held-for-sale, which represent one-to-four family residential real estate loans originated on a pre-sold basis to various investors, increased $6.6 million, or 77.6%, from $8.6 million at March 31, 2002, to $15.2 million at March 31, 2003, and decreased by $3.7 million during the three months ended March 31, 2003, from $18.9 million at December 31, 2002. Originations were up $25.1 million, or 56.3%, from $44.7 million during the three months ended March 31, 2002, to $69.8 million during the current three month period.

With the increase in loans trailing deposit growth, investment securities increased $37.9 million, or 63.6%, from $59.6 million at March 31, 2002, to $97.5 million at March 31, 2003, and increased $26.3 million from $71.2 million at December 31, 2002. Growth in investment securities was concentrated in short term U.S. Government Agency obligations and obligations of states and political subdivisions.

Deposit growth occurred in all categories with non-interest bearing demand deposits increasing $26.5 million, or 32.2%, from $82.2 million at March 31, 2002, to $108.7 million at March 31, 2003, savings and interest-bearing demand deposits increasing $77.2 million, or 54.5%, from $141.8 million at March 31, 2002, to $219.1 million at March 31, 2003, and time deposits growing $57.5 million, or 23.9%, from $240.6 million at March 31, 2002 to $298.1 million at March 31, 2003. For the three months ended March 31, 2003, non-interest bearing demand deposits rose $10.1 million from $98.6 million at December 31, 2002, savings and interest-bearing demand deposits grew $28.3 million, and time deposits increased by $20.5 million.

Stockholders' equity increased $18.7 million, or 68.7%, from $27.3 million at March 31, 2002, to $46.0 million at March 31, 2003, on earnings over the last four quarters of $8.7 million, $7.0 million in net proceeds from a rights offering to existing stockholders in July 2002, $2.4 million in proceeds from the exercise of stock options and warrants by Company directors and officers, and a $641 thousand increase in other comprehensive income, net of tax. For the three months ended March 31, 2003, stockholders' equity increased $4.2 million, or 10.0%, with $2.4 million in earnings and $1.9 million in proceeds from the exercise of stock options and warrants by Company directors and officers.

Asset quality remains strong with non-performing assets and past due loans to total assets of 0.18% as of March 31, 2003, compared to 0.09% at March 31, 2002, and 0.36 % at December 31, 2002. Net charge-offs for the three months ended March 31, 2003, were $6 thousand or 0.001% of average loans compared to $83 thousand, or 0.02 % for the same period in 2002. The decline in non-performing assets and past due loans during the quarter was due to the payoff of a $1 million non-accrual loan.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988 and offers a full range of banking services through thirteen branch offices and two residential mortgage offices, principally to individuals and small to medium-size businesses in the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principals, or "GAAP".

For further information contact:

William K. Beauchesne
Executive Vice President and Chief Financial Officer
(703) 633-6120
wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                        Financial Highlights (Dollars in
                 thousands, except per share data) As of and For
                        the Three Months Ended March 31,

                                                     2003          2002      % CHANGE
                                                     ----          ----      --------
SUMMARY OPERATING RESULTS:
  Interest and dividend income                  $   10,588    $    8,748       21.0%
  Interest expense                                   3,387         3,377         .3%
    Net interest and dividend income                 7,201         5,371       34.1%
  Provision for loan losses                            356           521      -31.7%
  Non-interest income                                1,743         1,266       37.7%
  Non-interest expense                               4,918         4,064       21.0%
    Income before income taxes                       3,670         2,052       78.9%
  Net income                                    $    2,418    $    1,363       77.4%

PERFORMANCE RATIOS:
  Return on average assets                            1.41%         1.05%
  Return on average equity                           22.04%        20.29%
  Net interest margin                                 4.42%         4.33%
  Efficiency ratio (1)                               54.99%        61.23%

PER SHARE DATA: (2)
  Net income-basic                              $     0.63    $     0.40       57.5%
  Net income-diluted                            $     0.58    $     0.36       61.1%
  Book value, at period end                     $    11.83    $     8.02       47.5%
  Average number of shares outstanding:
    Basic                                        3,843,264     3,400,771
    Diluted                                      4,177,036     3,819,127

SELECTED BALANCE SHEET DATA:
  Loans, net                                    $  547,996    $  421,111       30.1%
  Investment securities                             97,524        59,612       63.6%
  Assets                                           720,902       547,368       31.7%
  Deposits                                         625,891       464,669       34.7%
  Stockholders' equity                              46,027        27,288       68.7%

CAPITAL RATIOS:
  Average equity to average assets                    6.41%         5.20%
  Period end capital to risk weighted assets:
    Tier 1 capital:
      Company                                        10.23%         6.24%
      Bank                                            7.26%         6.22%
    Total  qualifying capital:
      Company                                        11.76%         7.34%
      Bank                                           11.36%        10.05%


                                                                           2003      2002    % CHANGE
                                                                           ----      ----    --------
ASSET QUALITY:
  Non-performing assets:
    Impaired loans                                                     $    141    $    295    -52.2%
    Non-accrual loans                                                     1,121         103    988.4%
    Loans 90+ days past due and still accruing                                1          75    -98.7%
                                                                       --------    --------
      Total non-performing assets and past due loans                   $  1,263    $    473    167.0%
    Net charge-offs                                                    $      6    $     83    -92.8%

    Allowance for loan losses to total loans                               1.13%       1.12%
    Non-performing assets and past due loans to total loans                0.23%       0.11%
    Non-performing assets and past due loans to total assets                0.18%      0.09%
    Net charge-offs to average loans, net of unearned income               0.001%      0.02%


LOAN PORTFOLIO:
  Commercial                                                           $ 50,873    $ 37,552     35.5%
  Real estate-1 to 4 family residential                                  70,378      52,363     34.4%
  Real estate-multifamily residential                                    26,077      22,949     13.6%
  Real estate-nonfarm, nonresidential                                   274,355     208,055     31.9%
  Real estate-construction                                              128,439      99,845     28.6%
  Consumer                                                                6,371       6,745     -5.5%
                                                                       --------    --------
    Total loans                                                        $556,493    $427,509     30.2%
  Less unearned income                                                    2,223       1,604     38.5%
  Less allowance for loan losses                                          6,274       4,794     30.9%
                                                                       --------    --------
    Loans, net                                                         $547,996    $421,111     30.1%

INVESTMENT SECURITIES (AT BOOK VALUE):
  Available-for-sale:
    U.S. Government Agency obligations                                 $ 70,793    $ 43,910     61.2%
    Domestic corporate debt obligations                                   3,980          --  3,980.0%
    Obligations of states and political subdivisions                      1,244         277    349.1%
    Restricted stock:
      Federal Reserve Bank                                                  722         392     84.2%
      Federal Home Loan Bank                                              1,355       1,194     13.5%
      Community Bankers' Bank                                                55          55       .0%
                                                                       --------    --------
                                                                       $ 78,149    $ 45,828     70.5%
  Held-to-maturity:
    U.S. Government Agency obligations                                 $ 12,357    $  9,360     32.0%
    Obligations of states and political subdivisions                      6,534       3,945     90.9%
    Domestic corporate debt obligations                                     484         479      1.0%
                                                                       --------    --------
                                                                       $ 19,375    $ 13,784     40.6%

(1) Computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income.

(2) 2002 information has been restated to give effect to a five for four stock split in the form of a 25% stock dividend in April 2002.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                (In thousands of dollars, except per share data)
                                 As of March 31,

                                                                            2003        2002
                                                                            ----        ----
ASSETS
Cash and due from banks                                                 $  20,931   $  47,083
Securities (fair value: 2003, $98,020; 2002, $59,709)                      97,524      59,612
Federal funds sold                                                         27,070          --
Loans held-for-sale                                                        15,239       8,582
Loans, net of allowance for loan losses of $6,274 in 2003 and
  $4,794 in 2002                                                          547,996     421,111
Bank premises and equipment, net                                            6,515       6,542
Accrued interest receivable                                                 2,593       2,211
Other assets                                                                3,034       2,227
                                                                        ---------   ---------
   Total assets                                                         $ 720,902   $ 547,368
                                                                        =========   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Non-interest bearing demand deposits                                 $ 108,674   $  82,202
   Savings and interest-bearing demand deposits                           219,068     141,829
   Time deposits                                                          298,149     240,638
                                                                        ---------   ---------
   Total deposits                                                       $ 625,891   $ 464,669
Securities sold under agreement to repurchase and federal funds
  purchased                                                                28,529      40,251
Other borrowed funds                                                          400      12,400
Trust preferred capital notes                                              18,000          --
Accrued interest payable                                                    1,366       1,378
Other liabilities                                                             689       1,382
Commitments and contingent liabilities                                         --          --
                                                                        ---------   ---------
   Total liabilities                                                    $ 674,875   $ 520,080
                                                                        =========   =========
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares authorized and un-issued   $      --   $      --
Common stock, $1.00 par, 5,000,000 shares authorized, issued and
  outstanding 2003, 3,891,833; 2002, 2,720,816                              3,892       2,721
Surplus                                                                    21,393      13,190
Retained earnings                                                          20,225      11,501
Accumulated other comprehensive income (loss)                                 517        (124)
   Total stockholders' equity                                           $  46,027   $  27,288
                                                                        ---------   ---------
   Total liabilities and stockholders' equity                           $ 720,902   $ 547,368
                                                                        =========   =========

                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                (In thousands of dollars, except per share data)
                          Three Months Ended March 31,

                                                                            2003                2002
                                                                            ----                ----
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                                            $ 9,692              $7,920
    Interest and dividends on investment securities:
        U.S. Treasury securities and agency obligations                       674                 648
        Other securities                                                      133                  88
    Interest on federal funds sold                                             89                  92
                                                                          -------              ------
   Total interest and dividend income                                     $10,588              $8,748
                                                                          -------              ------
INTEREST EXPENSE:
     Deposits                                                             $ 3,140              $3,167
     Securities sold under agreement to repurchase and federal
       funds purchased                                                         28                  74
     Other borrowed funds                                                       6                 136
     Trust preferred capital notes                                            213                  --
                                                                          -------              ------
     Total interest expense                                               $ 3,387              $3,377
                                                                          -------              ------
NET INTEREST INCOME:                                                      $ 7,201              $5,371
   Provision for loan losses                                                  356                 521
                                                                          -------              ------
    Net interest income after provision for loan losses                   $ 6,845              $4,850
                                                                          -------              ------
NON-INTEREST INCOME:
     Service charges and other fees                                        $  420               $ 406
     Fees and net gains on loans held-for-sale                              1,299                 854
     Gain (loss) on sale of securities                                         --                 (1)
     Other                                                                     24                   7
                                                                          -------              ------
     Total non-interest income                                            $ 1,743              $1,266
                                                                          -------              ------

NON-INTEREST EXPENSE:
     Salaries and employee benefits                                       $ 2,998              $2,404
     Occupancy expense                                                        785                 667
     Data processing                                                          284                 248
     Other operating expense                                                  851                 745
                                                                          -------              ------
     Total non-interest expense                                           $ 4,918              $4,064
                                                                          -------              ------
     Income before taxes on income                                        $ 3,670              $2,052
     Provision for income taxes                                             1,252                 689
                                                                          -------              ------
NET INCOME                                                                $ 2,418              $1,363
                                                                          =======              ======
   Earnings per common share, basic                                       $  0.63              $ 0.40
   Earnings per common share, diluted                                     $  0.58              $ 0.36

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                          Three Months Ended March 31,

                                           ---------------------------------------    ----------------------------------------
                                                           2003                                         2002
                                           ---------------------------------------    ----------------------------------------
         (Dollars in thousands)              Average     Interest      Average                        Interest     Average
                                                          Income-       Yields          Average        Income       Yields
                                             Balance      Expense       /Rates          Balance        Expense      /Rates
                                           ------------ ------------ -------------    ------------- -------------- -----------
ASSETS
Securities (1)                               $  74,258     $    807         4.56%        $  53,599        $   736       5.49%
Loans, net of unearned income (2)              546,097        9,692         7.10%          415,563          7,920       7.62%
Federal funds sold                              30,831           89         1.15%           22,234             92       1.66%
                                           ------------ ------------ -------------    ------------- -------------- -----------
TOTAL EARNING ASSETS                         $ 651,186     $ 10,588         6.53%        $ 491,396        $ 8,748       7.12%
Non-earning assets                              33,500                                      25,749
                                           ------------                               -------------
TOTAL ASSETS                                 $ 684,686                                   $ 517,145
                                           ============                               =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                               $ 117,276     $    495         1.71%        $  82,462        $   432       2.12%
  Money market accounts                         69,511          322         1.88%           40,728            229       2.28%
  Savings accounts                              19,249           49         1.02%           14,638             51       1.43%
  Time deposits                                283,074        2,274         3.26%          227,279          2,455       4.38%
                                           ------------ ------------ -------------    ------------- -------------- -----------
Total interest-bearing deposits              $ 489,110     $  3,140         2.60%        $ 365,107        $ 3,167       3.52%
Securities sold under agreement to
  repurchase and federal funds purchased        29,509           28         0.38%           35,404             74       0.85%
Other borrowed funds                               400            6         5.93%           11,241            136       4.84%
Trust preferred capital notes                   18,000          213         4.74%               --             --          --
                                           ------------ ------------ -------------    ------------- -------------- -----------
TOTAL INTEREST-BEARING LIABILITIES           $ 537,019     $  3,387         2.56%        $ 411,752        $ 3,377       3.33%
Demand deposits and other non-interest
  bearing liabilities                          103,790                                      78,520
                                           ------------                               -------------
TOTAL LIABILITIES                            $ 640,809                                   $ 490,272
Stockholders' equity                            43,877                                      26,873
                                           ------------                               -------------
TOTAL LIABILITIES AND STOCKHOLDERS'          $ 684,686                                   $ 517,145
EQUITY                                     ============                               =============
Interest rate spread                                                        3.97%                                       3.79%
Net interest income and margin                             $  7,201         4.42%                         $ 5,371       4.33%


(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 34.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $383 thousand and $363 thousand for the three months ended March 31, 2003 and 2002, respectively.